Exhibit 99.1

For Immediate Release

Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447 wamplerwes@ntelos.com

NTELOS Holdings Corp. Closes Refinancing of Credit Facilities;

Declares Dividend on Class B Common Stock

Transactions simplify debt and equity capital structures

Will result in $5.4 million of annual interest savings

Will result in one class of common stock of nearly 42 million shares outstanding

WAYNESBORO, VA – June 1, 2006 /PRNewswire-FirstCall/ – NTELOS Holdings Corp. (NASDAQ-NM: NTLS) today announced the closing of the refinancing of NTELOS Inc.’s first and second lien credit facilities. In connection with the refinancing, NTELOS Inc. issued an additional $235 million of first lien indebtedness, proceeds of which were used to prepay in full its existing $225 million second lien loan. As a result of the refinancing NTELOS Inc. has outstanding $630 million of first lien indebtedness. NTELOS Inc. also retains a $35 million first lien revolving credit facility, none of which is outstanding.

The Company expects to recognize significant advantages through this refinancing, including the following:

•	The Company has improved its overall cost of capital by converting the second lien debt to first lien debt with a resulting $5.4 million of annual interest savings even after taking into account the additional $10 million of indebtedness; and

•	The refinancing will facilitate prospective capital investment for growth opportunities by increasing operating flexibility under the Company’s covenants.

The Company’s Chief Executive Officer, James S. Quarforth, stated “We are pleased to have been able to refinance our credit facilities at a time of favorable market conditions and we believe that the refinancing will give us greater operating flexibility in the future.”

The Company today also announced that its board of directors has declared the payment of a $30 million dividend on its Class B Common Stock with a record date of June 1, 2006 and a payment date on or about June 5, 2006. The payment of the entire $30 million Class B distribution preference will eliminate the complexity in the Company’s equity capital structure that remained following its initial public offering earlier this year. With the distribution preference being paid, the Company’s Class B stockholders will be converting their approximately 26,493,000 shares of Class B Common Stock to Common Stock. This will increase the number of shares of the outstanding class of Common Stock from 15,375,000 to approximately 41,868,000 and eliminate the Class B Common Stock. The Company had previously disclosed in connection with its initial public offering that it expected to pay a $30 million dividend on the Class B Common Stock within the first six months of 2006.

About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this presentation. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our leverage; operating and financial restrictions imposed by our senior credit facility; our cash requirements; rapid development and intense competition in the telecommunications industry; increased competition in our markets; declining prices for our services; changes or advances in technology; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in the roaming rates we pay; wireless handset subsidy costs; the potential for our largest competitors and Sprint to build networks in our markets; the potential loss of our licenses; federal and state regulatory developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our capital requirements; governmental fees and surcharges; our reliance on certain suppliers and vendors; the potential for system failures or unauthorized use of our network; the potential for security breaches of our physical facilities; the potential loss of our senior management and inability to hire additional personnel; the trading market for our common stock; the control over us by our two largest stockholders, CVC and Quadrangle; provisions in our charter documents and Delaware law; expenses of being a public company; the requirement to comply with Section 404 of the Sarbanes-Oxley Act; and other unforeseen difficulties that may occur.

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